                           [ROPES & GRAY LETTERHEAD]

                                                                       EXHIBIT 8

                                                                  April 29, 1998

Dynatech Corporation
3 New England Executive Park
Burlington, Massachusetts 01803

Ladies & Gentlemen:

     We have acted as counsel to Dynatech Corporation ("Dynatech") in connection with the contemplated merger (the "Merger") of CDRD Merger Corporation into Dynatech.

     The discussion under the caption "Material Federal Income Tax Consequences" in the Registration Statement on Form S-4 (the "Registration Statement") being filed by Dynatech with the Securities and Exchange Commission in connection with the Merger is our opinion.

     We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the use of our name in the Registration Statement and in the Proxy Statement/Prospectus included therein.



                                    Very truly yours,

                                    /s/ Ropes & Gray

                                    Ropes & Gray